EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-164596) and Form S-8 (File No. 333-110705) of China Integrated Energy, Inc., of our report dated March 30, 2010 relating to the consolidated financial statements, of China Integrated Energy, Inc., and Subsidiaries as of December 31, 2009 and 2008 and for the years then ended, which report appears in this Annual Report on Form 10-K of China Integrated Energy, Inc.

/s/ Sherb & Co., LLP
Certified Public Accountants
Boca Raton, Florida
March 30, 2010